UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017
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Casella Waste Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont		05701
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (802) 775-0325
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On January 26, 2017, Casella Waste Systems, Inc. announced that it has priced $25.0 million aggregate principal amount of Finance Authority of Maine (“FAME”) Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2005R-3 (the “2005R-3 Bonds”). The 2005R-3 Bonds were previously designated as $3.6 million aggregate principal amount of FAME Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2005R-1 and $21.4 million aggregate principal amount of FAME Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2005R-2. The FAME Solid Waste Disposal Revenue Bonds (Casella Waste Services, Inc. Project) Series 2005 were originally issued on December 28, 2005 and have a final maturity of January 1, 2025. The press release announcing the pricing of the 2005R-3 Bonds is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Neither this Current Report on Form 8-K nor the press release attached hereto as Exhibit 99.1 hereto shall constitute an offer to sell or the solicitation of an offer to buy the 2005R-3 Bonds, nor shall there be any sale of the 2005R-3 Bonds in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: January 26, 2017	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release of Casella Waste Systems, Inc. dated January 26, 2017